Form 8-KA2 Page 19


                         PARALLEL ROBOTICS SYSTEMS INC.
                    INDEX TO UNAUDITED FINANCIAL INFORMATION

Exhibit 99.2                                                              Page
                                                                          Number
                                                                          ------
PARALLEL ROBOTICS SYSTEMS INC.- UNAUDITED FINANCIAL STATEMENTS AND NOTES

Balance Sheets as of July 2, 2005 and July 3, 2004                          20

Statements of Operations for the quarter ended July 2, 2005 and
July 3, 2004                                                                21

Statements of Cash Flows for the quarter ended July 2, 2005 and
July 3, 2004                                                                22

Notes to the Financial Statements                                          23-27

                                                              Form 8-KA2 Page 20


                         PARALLEL ROBOTICS SYSTEMS, INC.
                       UNAUDITED CONDENSED BALANCE SHEETS

                                                                          July 2, 2005    July 3, 2004
                                                                          ------------    ------------
ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                                 $      6,550    $     13,539
Accounts receivable                                                             40,318          59,162
Inventory                                                                      118,940          77,378
Related party working capital advances                                          96,915          50,666
Other current assets                                                               765          14,839
                                                                          ------------    ------------
TOTAL CURRENT ASSETS                                                           263,488         215,584

OTHER ASSETS:
Property and equipment, net of accumulated depreciation of $18,633
  and $10,921 as of July 2, 2005 and July 3, 2004, respectively                 11,178          21,776
Software, net of accumulated depreciation of $2,871 and $0 as of
  July 2, 2005 and July 3, 2004, respectively                                    2,069           1,375
Software development costs, net of accumulated amortization of                  96,424          97,673
  $30,159 and $14,828 as of July 2, 2005 and July 3, 2004, respectively
Security deposits                                                               12,000          12,000
                                                                          ------------    ------------
TOTAL ASSETS                                                              $    385,159    $    348,408
                                                                          ============    ============

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable                                                          $      9,882    $     44,766
Accrued expenses                                                                19,709          49,167
Deferred revenue                                                               136,727          58,307
Credit card advances, related party                                             76,346         104,672
Note payable, including accrued interest of $336,611 and $243,506
  as of July 2, 2005 and July 3, 2004, respectively                          1,836,752       1,372,647
Loan payable, auto, current                                                      3,730           4,440
Note payable, related party                                                        200             200
                                                                          ------------    ------------
TOTAL CURRENT LIABILITIES                                                    2,083,346       1,634,199

LONG TERM LIABILITIES:
Loan payable, auto, long-term                                                       --           3,730
Note payable                                                                    80,000          80,000
                                                                          ------------    ------------
TOTAL LIABILITIES                                                            2,163,346       1,717,929
                                                                          ------------    ------------
SHAREHOLDERS' DEFICIT:
Accumulated deficit                                                         (1,778,187)     (1,369,521)
                                                                          ------------    ------------
Total shareholders' deficit                                                 (1,778,187)     (1,369,521)
                                                                          ------------    ------------
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                               $    385,159    $    348,408
                                                                          ============    ============

              The accompanying notes are an integral part of these
                   unaudited condensed financial statements.

                                                              Form 8-KA2 Page 21


                         PARALLEL ROBOTICS SYSTEMS, INC.
                  UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

                                                      FOR THE QUARTERS ENDED
                                                   ----------------------------
                                                   July 2, 2005    July 3, 2004
                                                   ------------    ------------

Equipment revenue                                  $         --    $    372,020
Services revenue                                         11,010          52,588
                                                   ------------    ------------
Total revenue                                            11,010         424,608

Cost of sales                                            18,262         259,507
                                                   ------------    ------------
Gross profit (loss)                                      (7,252)        165,101

Operating expense:
Selling                                                   8,746          22,751
General and administrative                               64,906         127,962
Research and development                                  9,759          10,015
                                                   ------------    ------------
Total operating expense                                  83,411         160,728
                                                   ------------    ------------
Operating income (loss)                                 (90,663)          4,373
                                                   ------------    ------------
Other expense:
Interest expense                                         (2,231)        (54,345)
                                                   ------------    ------------
Total other expense                                      (2,231)        (54,345)
                                                   ------------    ------------

Net loss before provision
  for income taxes                                      (92,894)        (49,972)

Provision for income taxes                                   --              --
                                                   ------------    ------------

Net loss                                           $    (92,894)   $    (49,972)
                                                   ============    ============

              The accompanying notes are an integral part of these
                   unaudited condensed financial statements.

                                                              Form 8-KA2 Page 22


                         PARALLEL ROBOTICS SYSTEMS, INC.
                  UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

                                                       FOR THE QUARTERS ENDED
                                                    ----------------------------
                                                    July 2, 2005    July 3, 2004
                                                    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                            $    (92,894)   $    (49,972)
Adjustments to reconcile net loss to net cash
 from operating activities:
  Depreciation and amortization                            5,767           3,412
Changes in assets and liabilities:
  Accounts receivable                                    (18,055)            296
  Inventory                                              (36,331)        118,896
  Other current assets                                       (65)         (2,878)
  Accounts payable                                        (2,903)         (6,197)
  Deferred revenue                                        82,583        (327,058)
  Accrued liabilities                                    (10,195)          1,259
  Accrued interest on loan payable                            --          52,670
                                                    ------------    ------------
NET CASH FROM OPERATING ACTIVITIES                       (72,093)       (209,573)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment                                         --          (6,209)
Purchase of software development                          (3,333)         (7,597)
Related party working capital advances                  (102,897)        (26,536)
Repayment of related party receivable                    120,638              --
                                                    ------------    ------------
NET CASH FROM INVESTING ACTIVITIES                        14,408         (40,342)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loan payable, Flood Trust                       --         234,000
Credit card advances, related party                        4,483          18,532
Auto loan payments                                        (1,201)         (1,074)
                                                    ------------    ------------
NET CASH FROM FINANCING ACTIVITIES                         3,282         251,458

Net increase (decrease) in cash                          (54,403)          1,543
Cash and cash equivalents, beginning                      60,953          11,996
                                                    ------------    ------------
Cash and cash equivalents, ending                   $      6,550    $     13,539


Supplemental disclosure of cash flow information:
Cash paid for interest                              $      2,231    $      1,675
Cash paid for income taxes                          $         --    $         --

              The accompanying notes are an integral part of these
                   unaudited condensed financial statements.

                                                              Form 8-KA2 Page 23


                         PARALLEL ROBOTICS SYSTEMS INC.
                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 -- ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization, Acquisitions and Mergers and Controlling Shareholder -- Parallel Robotics Systems Inc. ("Robotics" or the "Company") is a New Hampshire corporation headquartered in Hampton, New Hampshire. Robotics was formed in January 2002. At that time, Robotics entered into a licensing agreement with the Hexel Corporation ("Hexel") to utilize their intellectual property to build parallel robots. Robotics is engaged in the development, manufacture and marketing, directly or through collaborations with one or more third parties, of proprietary materials handling and machine technology, and hardware and software based upon such technology, which is generally referred to as hexapod technology.

Nature of Business -- Robotics is in the business of building robots, called rotopods and hexapods. These robots are similar to the type of apparatus used to move flight simulators. The robots allow movement in all planes of motion and are primarily purchased by companies for product development and testing, although some robots are used in manufacturing. A significant component of the robot package is the customized software program that operates the robot's motions. On average, it takes three to six months to build a robot. Although many of the components of a robot are standard from contract to contract, each contract typically requires certain modifications to the standard product. A single contract generally generates revenue of approximately $125,000. Robotics sells its products nationally and internationally.

Basis of Presentation -- The financial statements included in this Form 8-KA2 have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") for interim financial information. The financial information furnished herein reflects all adjustments which, in the opinion of management, are necessary for a fair presentation of the Company's financial position, the results of operations and cash flows for the periods presented. Certain information and footnote disclosures normally contained in financial statements prepared in accordance with GAAP have been omitted, pursuant to such rules and regulations. The Company's fiscal year is from April 1 through March 31.

Condensed Interim Financial Statements -- The accompanying unaudited condensed financial statements include the accounts of Robotics. These financial statements should be read in conjunction with the annual financial statements shown earlier in this Form 8-KA2. These financial statements are condensed and, therefore, do not include all disclosures normally required by accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments necessary for a fair presentation have been included in the accompanying condensed financial statements and consist of only normal recurring adjustments.

Use of Estimates -- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition -- The Company categorizes all pre-shipment progress payments from the customers and service agreement revenues as "deferred revenue" on the balance sheet. Upon shipment of the robot, the Company releases the related prepayment liabilities to equipment revenue, along with the related cost of sales. Should a completed robot have its shipment temporarily delayed, as authorized by the customer (for example, the customer's facility may not yet be prepared to install the robot), the Company will recognize the robot's prepayment revenue and cost of sales at time of completion of the robot.

Services revenue is comprised of billings to third parties for the contracted use of Company employees and deferred service agreement revenue. The Company recognizes revenue for billings to third parties for the contracted use of Company employees at the time of invoicing (services have already been provided). Deferred service agreement revenue is recognized over the life of the agreement. Costs are recognized as incurred.

Business Condition -- The accompanying unaudited condensed financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has experienced losses from operations and has current ratio deficits. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flows to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain successful operations for an extended period of time. Should the Company not succeed in its pursuit of either equity financing, debt financing, or significant sales improvements, the Company may not be able to continue as a going concern and may need to curtail or cease operations.

                                                              Form 8-KA2 Page 24


                         PARALLEL ROBOTICS SYSTEMS INC.
                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Cash and Cash Equivalents -- Cash equivalents include highly liquid, short-term investments with original maturities of three months or less, readily convertible to known amounts of cash.

Accounts Receivable -- Accounts receivable are recorded at the invoiced amount. An allowance for doubtful accounts would be the Company's best estimate of the amount of probable credit losses in the Company's existing accounts receivable. Management regularly analyzes accounts receivable, including any historical write-off experience, customer creditworthiness and current economic trends to determine a need, if any, for an allowance for doubtful accounts. As of July 2, 2005 and July 3, 2004, management has determined that no allowance for doubtful accounts is necessary.

Inventory -- Inventory is stated at the lower of cost (first-in, first-out) or market. Market value is estimated based upon assumptions made about future demand and market conditions. If the Company determines that the actual market value differs from the carrying value of the inventory, the Company will make an adjustment to reduce the value of the inventory. At July 2, 2005 and July 3, 2004, inventory consisted of work in process materials, capitalized labor and spare parts for robotics contracts. Those amounts were:


Inventory as of:               July 2, 2005      July 3, 2004
                            ---------------   ---------------

Work in Process             $        47,854   $        14,473
Capitalized Labor                    51,705            25,609
Spare Parts                          19,381            37,296
                            ---------------   ---------------
Total                       $       118,940   $        77,378


Property and Equipment -- Assets are recorded at cost and depreciation is computed using the straight-line method over the assets' estimated useful lives, which range from three to seven years. Expenditures for maintenance, repairs, and renewals are charged to expense as incurred. Expenditures for major renewals and betterments, that extend the useful lives of existing equipment, are capitalized and depreciated. On retirement or disposition of property and equipment, the cost and accumulated depreciation are removed and any resulting gain or loss is recognized in the statement of operations.

At July 2, 2005 and July 3, 2004, property and equipment consisted of a vehicle, computers and machinery and equipment. Those amounts were:



Property and Equipment as of:       July 2, 2005       July 3, 2004
                                   ---------------    ---------------

Vehicle                            $        17,550    $        17,550
Computers                                    9,602             13,337
Machinery and Equipment                      2,659              1,810
                                   ---------------    ---------------
Total Cost                                  29,811             32,697
Less: Accumulated Depreciation             (18,633)           (10,921)
                                   ---------------    ---------------
Net Property and Equipment         $        11,178    $        21,776


Intangible Assets -- The Company has an intangible asset, identified as "Software development" reflected on its balance sheets as of July 2, 2005 and July 3, 2004. This robotic software is a long-term asset and is the Company-built control system software for operating the machines that Robotics has been manufacturing and selling, and continues to sell to various industries. The amortization periods for the software development asset have been determined to be five and ten years. The five year amortization period applies to the portion of the asset that was developed to support additional generic motion control systems. The ten year amortization period applies to the portion of the asset that was developed as additions to the core application programming, essential to the basic operation of the robot.

Long-lived assets -- Long-lived assets are reviewed for impairment when situations arise that indicate the asset could be impaired. Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount that the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Income Taxes -- No income taxes have been paid or accrued because the Company has had no net taxable income since inception for any fiscal period for which a tax return is required. The Company recognizes the amount of income taxes payable or refundable for the current year and recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement amounts of certain assets and liabilities and their respective tax bases (if such a difference exists), and the effect of net operating loss carry-forwards. Deferred tax assets are reduced by a valuation allowance to the extent that uncertainty exists as to whether the deferred tax assets would be ultimately realized.

Research and Product Development Costs -- The Company expenses research and product development costs as incurred.

                                                              Form 8-KA2 Page 25


                         PARALLEL ROBOTICS SYSTEMS INC.
                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Net Loss Per Share - Prior to the issuance of a share of stock to Kingston Systems Inc.("Kingston") as a component of the acquisition of Robotics (discussed in Note 8), the Company had no shares issued.

Fair Values of Financial Instruments -- The carrying amounts reported in the balance sheets for accounts receivables and debt obligations approximate their fair values.

Shipping Costs -- Costs to ship products to customers are charged to cost of sales as incurred. During the quarters ended July 2, 2005 and July 3, 2004, the Company incurred $280 and $4,103 of shipping costs, respectively.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123 (revised
2004),"Share-Based Payment," which is an amendment to SFAS No. 123, "Accounting for Stock-Based Compensation" and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." This new standard eliminates the ability to account for share-based compensation transactions using APB No. 25 and requires such transactions to be accounted for using a fair-valued-based method, with the resulting cost recognized in the Company's consolidated financial statements. This new standard is effective for annual periods beginning after June 15, 2005. The Company has not awarded or granted any share-based compensation to date and, therefore, the adoption of this standard will not have an impact on the Company's consolidated financial statements until such time as share-based compensation is granted.

In December 2004, the FASB issued SFAS No. 153, "Exchange of Non-monetary Assets." SFAS No. 153 amends APB Opinion No. 29, "Accounting for Non-monetary Transactions," to eliminate the exception for non-monetary exchanges of similar productive assets. The Company was required to apply this statement to non-monetary exchanges after December 31, 2005. The adoption of this standard has not had a material impact on the Company's financial statements.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" which replaces APB Opinions No. 20 "Accounting Changes" and SFAS No. 3 "Reporting Accounting Changes in Interim Financial Statements -- An Amendment of APB Opinion No. 28." SFAS No. 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application, or the earliest practicable date, as the required method for reporting a change in accounting principle and restatement with respect to the reporting of a correction of an error. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

In June 2005, the FASB's Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 05-6, "Determining the Amortization Period for Leasehold Improvements." The guidance requires that leasehold improvements acquired in a business combination or purchased subsequent to the inception of a lease be amortized over the lesser of the useful life of the assets or a term that includes renewals that are reasonably assured at the date of the business combination or purchase. The guidance is effective for periods beginning after June 29, 2005. The adoption of EITF No. 05-6 has not had a material impact on the Company's financial statements.

In February 2006, the FASB issued SFAS No. 155, which is an amendment of SFAS Nos. 133 and 140. This statement; a) permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, b) clarifies which interest-only strip and principal-only strip are not subject to the requirements of SFAS No. 133, c) establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation,
d) clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, e) amends SFAS No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for financial statements for fiscal years beginning after September 15, 2006. Earlier adoption of this statement is permitted as of the beginning of an entity's fiscal year, provided the entity has not yet issued any financial statements for that fiscal year. The adoption of this standard is not expected to have a material impact on the Company's financial statements.

                                                              Form 8-KA2 Page 26


                         PARALLEL ROBOTICS SYSTEMS INC.
                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

In March 2006, the FASB issued SFAS No. 156, which amends SFAS No. 140. This statement establishes, among other things, the accounting for all separately recognized servicing assets and servicing liabilities. This statement amends SFAS No. 140 to require that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. This statement permits, but does not require, the subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value. An entity that uses derivative instruments to mitigate the risks inherent in servicing assets and servicing liabilities is required to account for those derivative instruments at fair value. Under this statement, an entity can elect subsequent fair value measurement to account for its separately recognized servicing assets and servicing liabilities. By electing that option, an entity may simplify its accounting because this statement permits income statement recognition of the potential offsetting changes in fair value of those servicing assets and servicing liabilities and derivative instruments in the same accounting period. This statement is effective for financial statements for fiscal years beginning after September 15, 2006. Earlier adoption of this statement is permitted as of the beginning of an entity's fiscal year, provided the entity has not yet issued any financial statements for that fiscal year. The Company believes that adoption of this standard will not have a material impact on the Company's financial statements.

In July 2006, the FASB issued Interpretation (FIN) No. 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109." This Interpretation provides guidance for recognizing and measuring uncertain tax positions, as defined in SFAS No. 109, "Accounting for Income Taxes." FIN No. 48 prescribes a threshold condition that a tax position must meet for any of the benefit of an uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding derecognition, classification and disclosure of uncertain tax positions. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect that this Interpretation will have a material impact on the Company's financial statements.

NOTE 2 -- RELATED PARTY TRANSACTIONS

As of July 2, 2005, the Company was involved in the following related party transactions:

o The Company has credit card advances, related party, in current liabilities on its balance sheets. Those advances are from George Coupe, President of Robotics. As of July 2, 2005 and July 3, 2004, those advances were $76,346 and $104,672, respectively. Those advances are for the financing of operations and certain capital asset purchases. Those advances consist of the balances on personal credit cards of George Coupe that were and are being used exclusively for the Company's expenditures. The monthly payments on these cards include all of the monthly interest being charged by the credit card company and the "principal" balances are being repaid on a 12-month repayment schedule. The interest rates being paid to the credit card companies vary between 2.9% and 16.2%. The average interest rate paid was 6.7% for the period from April 1, 2005 through July 2, 2005.

o The Company has a note payable, related party, to George Coupe in the amount of $200 on the Company's July 2, 2005 and July 3, 2004 balance sheets. This demand note was issued in 2002 as part of the initial capitalization of Robotics. The note is non-interest bearing through April 1, 2006. Subsequent to that date, the note bears interest at the rate of 8.0% per year.

o Robotics has a relationship with a privately owned company named Holo-Dek Gaming, Inc. ("Holo-Dek"). Robotics and Holo-Dek began sharing office facilities, a number of employees and certain expenses in 2004. The Flood Trust (the "Trust"), which has lent significant amounts to Robotics, is also a significant lender of working capital to Holo-Dek. As of July 2, 2005 and July 3, 2004, Robotics has provided working capital advances to Holo-Dek in the amounts of $96,915 and $50,666, respectively, which are shown in current assets on the Company's balance sheet.

o The Company has a licensing and royalty agreement with Hexel in connection with the co-ownership of certain technology. Hexel originally developed the robotics technology. That corporation is still in existence, however, with limited operations. Two current employees of Robotics are stockholders in Hexel. In addition, a major stockholder in the Company also owns a minor interest in Hexel. Hexel has licensed the use of all intellectual property to Robotics. Under the agreement, Robotics is required to pay to Hexel, on a quarterly reporting basis, 2% of gross sales, less shipping, tax, and other customary costs normally born by the seller, on products sold which incorporate the licensed software and intellectual property. Any enhancements/developments by Robotics to the robot technology, including software, is co-owned with Hexel pursuant to the licensing agreement. At July 2, 2005 and July 3, 2004, $6,184 and $7,470 was owed to Hexel (included in accrued expenses on the Company's balance sheet), respectively. $0 and $4,350 was recorded as an expense during the quarters ended July 2, 2005 and July 3, 2004, respectively.

NOTE 3 - NOTES PAYABLE

As of July 2, 2005, the Company had a note payable to the Trust in the amount of $1,836,752, comprised of $1,500,141 principal and $336,611 of accrued interest. As of July 3, 2004, accrued interest on the note was $243,506. This note was payable upon demand. As of October, 2004, the accrual of interest on the note was temporarily delayed until October, 2005. Beginning at that date, interest would accrue daily at 8% per year. This note was converted into common stock of Kingston as a component of the purchase of Robotics by Kingston, discussed in detail in Note 8. This note is shown in current liabilities on the Company's balance sheets.

                                                              Form 8-KA2 Page 27


                         PARALLEL ROBOTICS SYSTEMS INC.
                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

The Company has an additional $80,000 note payable to the Trust which was issued in 2002 as part of the initial capitalization of Robotics and requires yearly principal payments of $16,000, beginning April 1, 2006 through March 31, 2011. The note is non-interest bearing through April 1, 2006 and, thereafter, will bear interest at the rate of 8.0% per year (unpaid interest will be compounded). This note is shown in long-term liabilities on the Company's balance sheets.

The Company has an auto loan payable on its balance sheets. The outstanding balance of the loan was a current liability of $3,730 on July 2, 2005 and $8,170 ($4,440 current liability and $3,730 long-term liability) on July 3, 2004. The loan was acquired in April, 2002, is payable monthly over 4 years and has an interest rate of 6.91%.

NOTE 4 -- INTANGIBLE ASSETS

The Company has an intangible asset, identified as "Software development" reflected on its balance sheets as of July 2, 2005 and July 3, 2004. This robotic software is a long-term asset and is the Robotics-built control system software for operating the machines that Robotics has been manufacturing and selling, and continues to sell to various industries. The software is used to drive the motion simulation robots that have been sold for bio medical research, positioning system robots for automotive production and motion testing robots for oil pipelines. An analysis of the new robotic capability or features that each new software project supports is conducted after the software project is completed and after the new capability is tested functionally in the robot. The results of this analysis are used to determine the expected life of the software for this new capability in terms of future revenues, and with a view toward not overstating this asset at any time over its useful life on a reasonable and consistent basis. This software is co-owned with the Hexel Corporation (see Note
2), the corporation that patented the robotic technology and licensed the robotic technology to Robotics. Management believes that the value of the software was not impaired at July 2, 2005. The amortization periods for the software development asset have been determined to be five and ten years. The five year amortization period applies to the portion of the asset that was developed to support additional generic motion control systems. The ten year amortization period applies to the portion of the asset that was developed as additions to the core application programming, essential to the basic operation of the robot.

NOTE 5 -- SHAREHOLDERS' DEFICIT

At July 2, 2005 and July 3, 2004, the Company had no shares of common stock issued and outstanding (see Note 8 discussing the effect of the acquisition of Robotics by Kingston). At July 2, 2005 and July 3, 2004, the Company had an accumulated deficit of $1,778,187 and $1,369,521, respectively.

NOTE 6 -- INCOME TAXES

The Company has had net operating losses since its inception. As of July 2, 2005, the Company had net operating loss carry-forwards for federal income tax reporting purposes of approximately $1,617,028 which, if unused, will expire beginning 2022 (Control of Robotics changed with the acquisition by Kingston. In accordance with the internal revenue code, the accumulated losses of Robotics incurred prior to its acquisition by Kingston is limited to an annual amount of approximately $79,531 and a total limit of approximately $1,590,627 over a 20 year period).

NOTE 7 -- COMMITMENTS AND CONTINGENCIES

Robotics has a lease obligation for office space and an assembly/ research and development facility in Hampton, New Hampshire, which is accounted for as an operating lease. The lease was executed in 2002 and the term of the lease is five years, ending March 31, 2007. The lease includes a base rent and common area/maintenance payment. The payment for the fiscal year 2005-2006 is expected to be $26,267. The lease does not have a renewal clause for the period subsequent to March 31, 2007. As discussed in Note 4, Robotics shares office space with Holo-Dek. The costs of leasing the facility in Hampton, New Hampshire was allocated between the two companies beginning mid-year 2004 based upon square footage. Total lease expense for the quarters ended July 2, 2005 and July 3, 2004 was $8,180 and $27,191, respectively.

NOTE 8 -- SUBSEQUENT EVENT

On August 18, 2005, Kingston acquired 100% of the issued and outstanding common stock of Robotics for one dollar, as a result of which acquisition Robotics became a wholly-owned subsidiary of Kingston. One share of Robotics common stock was created to accommodate the purchase. An Exchange Agreement was signed between Kingston, Robotics and the Trust. The Trust, as a lender of capital to Robotics and as payee, was issued a $1,836,752 promissory note ("the Note") by Robotics (this amount represents the purchase price for Robotics). The Trust acquired shares in Kingston by assigning to Kingston, as consideration, its rights as payee under the Note, in exchange for 612,251 newly issued shares of Kingston's common stock, recorded on the books of Kingston at $3.00 per share, which resulted in $6,123 of common stock and $1,830,629 of additional paid-in capital. Kingston, as the new payee under the Note, then cancelled the Note, and any obligations of Robotics under the Note. Kingston filed a Form 8-K on this transaction on August 19, 2005 and a Form 8-KA on October 26, 2005

This transaction has been accounted for in accordance with SFAS No. 141, "Business Combinations," using the purchase method of accounting. Kingston evaluated the preliminary fair values of the assets acquired and liabilities assumed (valued at $49,321) as of the date of acquisition. The purchase of Robotics on August 18, 2005 resulted in the recording of the excess of cost over the fair value of acquired net assets (goodwill) of $1,787,431. Subsequent to the acquisition, Kingston immediately evaluated the goodwill for impairment and determined that it was impaired.